As filed with the Securities and Exchange Commission on May 1, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Boyd Gaming Corporation

(Exact Name of Registrant as Specified in its Charter)

and Additional Subsidiary

Guarantor Registrants

(See Table of Additional Registrants)

Nevada

(State or Other Jurisdiction of Incorporation or Organization)

88-0242733

(I.R.S. Employer Identification No.)

3883 Howard Hughes Parkway, Ninth Floor

Las Vegas, Nevada 89169

(702) 792-7200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Josh Hirsberg

Senior Vice President, Chief Financial Officer and Treasurer

Boyd Gaming Corporation

3883 Howard Hughes Parkway, Ninth Floor

Las Vegas, Nevada 89169

(702) 792-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brandon C. Parris, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, California 94105

(415) 268-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per unit (1)(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(5)
Common Stock, par value $.01 per share (3)
Preferred Stock, par value $.01 per share
Debt Securities (4)
Guarantees of Debt Securities
Warrants
Rights
Units
(1)	An indeterminate number of or aggregate principal amount of the securities is being registered as may at various times be issued at indeterminate prices.
(2)	Omitted pursuant to Form S-3 General Instruction II E.

(3)	Includes such indeterminate number of shares of common stock that may be issued (a) upon conversion of or exchange for any preferred shares of common stock, or debt securities that provide for conversion into shares of common stock or (b) upon exercise of warrants to purchase shares of common stock.
(4)	Includes senior debt securities, senior subordinated debt securities and subordinated debt securities.
(5)	As discussed below, pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes a total of $522,300,000 of unsold securities that had been previously registered and for which the registration fee had been previously paid. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the portion of the registration fee for the securities registered hereunder for which such fee has not been previously paid. Registration fees beyond those already paid will be paid subsequently on a pay as you go basis.

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the securities registered pursuant to this Registration Statement include $522,300,000 of unsold shares of common stock, preferred stock, debt securities, guarantees of debt securities, warrants and units of the Registrant previously registered on the Registration Statement of Boyd Gaming Corporation on Form S-3 (Registration No. 333-180908), which the Registrant refers to as the Prior Registration Statement. In connection with the registration of such unsold securities on the Prior Registration Statement, we paid a registration fee of $59,855.58, which will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement, if not previously terminated, will be deemed terminated as of the date of effectiveness of this Registration Statement.

ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Number
Blue Chip Casino, LLC	Indiana	35-2087676
Boyd Acquisition, LLC	Delaware	45-5360937
Boyd Atlantic City, Inc.	New Jersey	93-1221994
Boyd Biloxi, LLC	Mississippi	45-2844774
Boyd Louisiana Racing, L.L.C.	Louisiana	45-4113740
Boyd Racing, L.L.C.	Louisiana	91-2121472
Boyd Tunica, Inc.	Mississippi	64-0829658
California Hotel and Casino	Nevada	88-0121743
California Hotel Finance Corporation	Nevada	88-0217850
Coast Casinos, Inc.	Nevada	20-0836222
Coast Hotels and Casinos, Inc.	Nevada	88-0345706
M.S.W., Inc.	Nevada	88-0310765
Par-A-Dice Gaming Corporation	Illinois	37-1268902
Red River Entertainment of Shreveport, LLC	Louisiana	27-3075666
Sam-Will, Inc.	Nevada	88-0203673
Treasure Chest Casino, L.L.C.	Louisiana	72-1248550

PROSPECTUS

BOYD GAMING CORPORATION

Common Stock

Preferred Stock

Debt Securities

Guarantees

Warrants

Rights

Units

We may offer and sell from time to time common stock, preferred stock, debt securities, warrants, rights and units that include any of these securities. The preferred stock or warrants may be convertible into or exercisable or exchangeable for common or preferred stock or other of our securities. The debt securities may be convertible into, or exercisable or exchangeable for, common stock. This prospectus also covers guarantees, if any, of our obligations under any debt securities, which may be given by one or more of our subsidiaries. Our common stock is listed on the New York Stock Exchange and trades under the symbol “BYD.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and each applicable prospectus supplement carefully before you invest.

See the “Risk Factors” section of this prospectus on page 4, our filings with the SEC and the applicable prospectus supplement for certain risks that you should consider before investing in our securities.

None of the Securities and Exchange Commission, any state securities commission, any state gaming commission or any other gaming authority or other regulatory agency has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 1, 2015.

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings in amounts that we will determine from time to time.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities described in this prospectus we will provide a prospectus supplement, incorporate information by reference into this prospectus, or use other offering material, as applicable, containing more specific information about the terms of the securities that are being offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the SEC, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation by Reference,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the SEC. The registration statement and other reports can be read at the SEC Internet site or at the SEC offices mentioned under the heading “Available Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Available Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents we incorporate by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward looking statements can often be identified by their use of words such as “will”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “should”, “may” and “assume”, as well as variations of such words and similar expressions referring to the future.

Forward-looking statements involve certain risks and uncertainties, many of which are beyond our control. If any of those risks and uncertainties materialize, actual results could differ materially from those discussed in any such forward-looking statement. Among the factors that could cause actual results to differ materially from those discussed in forward-looking statements are those discussed under the heading “Risk Factors” below, those discussed under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the year ended December 31, 2014, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. See “Available Information” and “Incorporation by Reference” for information about how to obtain copies of those documents.

All forward-looking statements in this prospectus and the documents incorporated by reference into it are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

AVAILABLE INFORMATION

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.boydgaming.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov. You can also obtain information about us from the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus.

Any reports that we file with the SEC on or after the date of this prospectus and before the date that this offering is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference into this prospectus have been modified or superseded. We specifically incorporate by reference into this prospectus the following documents filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby):

•	Annual Report on Form 10-K for the year ended December 31, 2014;

•	The portions of our Definitive Proxy Statement on Schedule 14A (filed on March 17, 2015) that were incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	Current Reports on Form 8-K filed on January 23, 2015 and April 21, 2015; and

•	Any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until the termination of this offering.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits unless they are specifically incorporated by reference in any such documents) at no cost to you by writing or telephoning us at the following:

Boyd Gaming Corporation

3883 Howard Hughes Parkway, Ninth Floor

Las Vegas, Nevada 89169

Attention: Investor Relations

(702) 792-7200

RISK FACTORS

Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in, or incorporated into, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference herein or therein. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings the following securities:

•	shares of common stock;

•	shares of preferred stock;

•	debt securities, which may be senior or subordinated, may be guaranteed by one or more of our subsidiaries and may be convertible into or exchangeable for common stock;

•	warrants exercisable for debt securities, common stock or preferred stock;

•	rights to purchase any of such securities; and

•	units of debt securities, common stock, preferred stock or warrants, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference or related free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or related free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or related free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Available Information” and “Incorporation by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

DESCRIPTION OF CAPITAL STOCK

General

The following summary of the material features of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our amended and restated articles of incorporation, our amended and restated bylaws and other applicable law. See “Available Information.”

Pursuant to our amended and restated articles of incorporation, we are currently authorized to issue 200,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of February 20, 2015, an aggregate of 109,304,692 shares of our common stock were outstanding, and no shares of our preferred stock were issued and outstanding.

Common Stock

Dividends

Subject to provisions of the Nevada Revised Statutes, or the NRS, and to any future rights which may be granted to the holders of any series of our preferred stock, dividends are paid on our common stock when and as declared by our board of directors.

Voting rights

Each holder of shares of our common stock is entitled to one vote per share on all matters submitted to a vote of our common stockholders. Holders of our common stock are not entitled to cumulative voting rights.

Restrictions

Each holder of shares of our common stock will be subject to and comply with any rules, regulations and any other laws which we or any of our subsidiaries or partnerships must comply with in connection with our gaming business, and each share of our common stock will be subject to redemption at its then fair market value as determined by our board of directors if necessary to comply with the rules, regulations and laws of our gaming business.

Our amended and restated articles of incorporation provide that as long as we remain either a holding company or an intermediary holding company subject to the statutes, regulations, rules, ordinances, orders or interpretations (the “Gaming Laws”) of any gaming authority (the “Gaming Authorities”), all securities issued by us shall be held subject to the applicable provisions of such Gaming Laws. Not by way of limitation, if we become, and so long as we remain, either a holding company or an intermediary holding company subject to regulation under the New Jersey Casino Control Act (the “New Jersey Act”), the Indiana Riverboat Gambling Act (the “Indiana Act”) or any other Gaming Authority which has similar requirements, all securities issued by us shall be held subject to the condition that if a holder thereof is found to be disqualified by either the New Jersey Casino Control Commission pursuant to the New Jersey Act, the Indiana Gaming Commission pursuant to the Indiana Act, or any other Gaming Authority which has similar requirements, such holder shall, at the election of the Corporation, either: (i) sell any or all of such securities to us at the Redemption Price (defined below); or (ii) otherwise dispose of such holder’s interest in us, all within 30 days following our receipt of notice (the “Notice Date”) of the holder’s disqualification. The Redemption Price shall be the lesser of (i) the lowest closing sale price of the such securities between the Notice Date and the date 30 days after the Notice Date or (ii) such holder’s original purchase price for such securities. The disqualified holder will also be responsible for and will pay all costs associated by us in connection with the disposition or redemption of securities, including but not limited to attorneys fees. Promptly following the Notice Date, we shall either deliver such written notice along with our election personally to the disqualified holder or shall mail it to such holder at the address shown on our records, or use any other reasonable means to provide notice. Our failure to provide notice to a disqualified holder after making reasonable efforts to do so shall not preclude us from exercising our rights. If any disqualified holder fails to dispose such holder’s securities within 30 days following the Notice Date, we, by action of our board of directors, may redeem such securities at the lesser of (i) the lowest closing sale price of such securities between the Notice Date and the date 30 days after the Notice Date or (ii) such holder’s original purchase price for such securities. So long as we are a “publicly traded holding company” as defined in the New Jersey Act and the Indiana Act, commencing on the Notice Date, it shall be unlawful for the disqualified holder to: (i) receive any dividends or interest upon any securities issued by us held by such holder; (ii) exercise, directly or through any trustee or nominee, any right conferred by such securities; or (iii) receive any remuneration in any form, for services rendered or otherwise, from us or any of our subsidiaries that holds a casino license.

Liquidation

If we are liquidated, holders of our common stock are entitled to receive all remaining assets available for distribution to stockholders after satisfaction of our liabilities and the preferential rights of any of our preferred stock that may be outstanding at that time.

Preemptive rights

The holders of our common stock do not have any preemptive, conversion or redemption rights by virtue of their ownership of the common stock.

Preferred Stock

Shares of our preferred stock may be issued in one or more series, and our board of directors is authorized to determine the designation and to fix the number of shares of each series. Our board of directors is further authorized to fix and determine the dividend rate, premium or redemption rates, conversion rights, voting rights, preferences, privileges, restrictions and other variations granted to or imposed upon any wholly unissued series of our preferred stock.

Prior to the issuance of shares of a series of preferred stock, our board of directors will adopt resolutions and file a certificate of designation with the Secretary of State of the State of Nevada. The certificate of designation will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including, but not limited to, the following:

•	voting rights, if any, of the preferred stock;

•	any rights and terms of redemption;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative, and if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, another series of preferred stock, or any other class of securities being registered hereby, including the conversion price (or manner of calculation) and conversion period;

•	the provision for redemption, if applicable, of the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	liquidation preferences;

•	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

In addition to the terms listed above, we will set forth in a prospectus supplement, information incorporated by reference, or related free writing prospectus the following terms relating to the class or series of preferred stock being offered:

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	any listing of the preferred stock on any securities exchange; and

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock.

Certain Anti-Takeover Matters

Amended and Restated Articles of Incorporation and Amended and Restated Bylaw Provisions

Our amended and restated articles of incorporation and amended and restated bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage an unsolicited takeover of our company if our board of directors determines that such a takeover is not in the best interests of our company and stockholders. However, these provisions could have the effect of discouraging certain attempts to acquire us or remove incumbent management even if some or a majority of our stockholders deemed such an attempt to be in their best interests, including those attempts that might result in a premium over the market price for the shares of our common stock held by stockholders.

Our amended and restated bylaws establish advance notice procedures with regard to stockholder proposals and the nomination, other than by or at the direction of the board of directors or a committee thereof, of candidates for election as directors. We may reject a stockholder proposal or nomination that is not made in accordance with such procedures. In addition, our amended and restated bylaws provide that:

•	stockholders owning not less than 66 2/3% of our entire capital stock that is issued, outstanding and entitled to vote may cause a special meeting of stockholders to be called; and

•	our bylaws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for such purpose) by the affirmative vote of holders of at least 66 2/3% of our entire capital stock that is issued, outstanding and entitled to vote.

Our amended and restated articles of incorporation provide that a director may not be removed from office without cause unless by the vote of the holders of 66.67% or more of the outstanding shares of our common stock entitled to vote. Our amended and restated articles of incorporation also contain the redemption provisions discussed above under “—Common Stock—Restrictions” which could have the effect of discouraging certain attempts to acquire us.

Nevada Takeover Statutes

Nevada’s Combination with Interested Stockholders Statute and Control Share Acquisition Statute may both have the effect of delaying or making it more difficult to effect a change in control of our company.

The Combination with Interested Stockholders Statute prevents an “interested stockholder” and an applicable Nevada corporation from entering into a “combination,” unless certain conditions are met. A “combination” means any merger or consolidation with an “interested stockholder” or affiliate or associate of an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” or affiliate or associate of an “interested stockholder”:

•	having an aggregate market value equal to more than 5% of the aggregate market value of the assets of the corporation;

•	having an aggregate market value equal to more than 5% of the aggregate market value of all of the outstanding voting shares of the corporation; or

•	representing more than 10% of the earning power or net income, determined on a consolidated basis, of the corporation.

An “interested stockholder” means (i) the beneficial owner of 10% or more of the voting shares of the corporation or (ii) an affiliate or associate of the corporation who at any time within 2 years immediately prior to the date in question was the beneficial owner of 10% or more of the voting shares of the corporation. A corporation may not engage in a “combination” within two years after the interested stockholder acquired his shares unless the combination or the purchase of shares made by the interested stockholder was approved by the board of directors before the interested stockholder acquired such shares or the combination is approved by the board of directors and, at or after that time, the combination is approved at an annual or special meeting of the stockholders of the corporation representing at least 60% of the outstanding voting power of the corporation not beneficially owned by interested stockholders or affiliates or associates thereof. If such approval is not obtained, then after the expiration of the two-year period, the business combination may be consummated (a) if the combination or the transaction in which the person became an interested stockholder was approved by the board of directors before the person became an interested stockholder, (b) if it is approved at an annual or special meeting of the stockholders of the corporation by a majority of the voting power held by disinterested stockholders, or (c) if the consideration to be paid by the interested stockholder for disinterested shares of common and preferred stock, as applicable, is at least equal to the highest of:

•	the highest price per share of such stock paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which the person became an interested stockholder, whichever is higher, plus interest from that date through the date of consummation of the combination and less any dividends paid during the same period;

•	the market value per share of such stock on the date of the announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, plus interest from that date through the date of consummation of the combination and less any dividends paid during the same period; or

•	the amount specified in the corporation’s articles of incorporation, including in any certificate of designation for the class or series of shares are entitled upon the consummation of a transaction of a type encompassing the combination.

Nevada’s Control Share Acquisition Statute prohibits an acquiror, under certain circumstances, from voting shares of a target corporation’s stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation’s disinterested stockholders. The Control Share Acquisition Statute specifies three thresholds: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, and (iii) a majority or more, of the outstanding voting power in the election of directors. Once an acquiror crosses one of the above thresholds, those shares in the immediate offer or acquisition and those shares acquired within 90 days become Control Shares (as defined in the statute) and those Control Shares are deprived of the right to vote until disinterested stockholders restore the right. The Control Share Acquisition Statute also provides that in the event Control Shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the Control Shares are entitled to demand payment for the fair value of their shares. Our board is required to notify such stockholders within 10 days after the vote of the stockholders that they have the right to receive the fair value of their shares in accordance with statutory procedures established generally for dissenter’s rights.

Limitation of Liability and Indemnification Matters

Article IX of our amended and restated articles of incorporation and Article 10 of our amended and restated bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by Nevada law. We also have entered into indemnification agreements with our executive officers and directors and provide indemnity insurance pursuant to which directors and officers are indemnified or insured against liability or loss under certain circumstances which may include liability or related loss under the Securities Act and the Exchange Act.

Listing

Our common stock is listed on the New York Stock Exchange and trades under the symbol “BYD.”

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Wells Fargo Shareowner Services.

DESCRIPTION OF DEBT SECURITIES

General

We may offer and sell debt securities from time to time pursuant to this prospectus that will constitute either senior or subordinated debt of Boyd Gaming. Our obligations under our debt securities that we may offer from time to time may be guaranteed by one or more of our subsidiaries. Senior debt securities will be issued under a base senior debt indenture, as supplemented by a supplemental senior debt indenture, between Boyd Gaming and an entity, identified in the applicable prospectus supplement, as trustee. Likewise, subordinated debt securities will be issued under a base subordinated debt indenture, as supplemented by a supplemental subordinated debt indenture, between Boyd Gaming and an entity, identified in the applicable prospectus supplement, as trustee. The base senior debt indenture and the base subordinated debt indenture, as each may be supplemented, amended or modified from time to time, are sometimes collectively referred to in this prospectus as the “indentures.” In this section of the prospectus, the term “Boyd Gaming” refers only to Boyd Gaming Corporation and not to any of its subsidiaries.

The following description is a summary of selected provisions relating to the debt securities and the indentures. The summary is not complete. For a full description of these provisions, including the definitions of certain terms used in this prospectus, and for other information regarding the debt securities, see the indentures.

We have filed a form of the base senior debt indenture and a form of the base subordinated debt indenture as exhibits to the registration statement of which this prospectus is a part. You should not rely on this summary because the indentures and not this summary define your rights as a holder of the debt securities. When the debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or related free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or related free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section. This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of the applicable indenture, as such indenture may be supplemented, amended or modified from time to time as provided therein.

The registered holder of a debt security will be treated as the owner of it for all purposes. Only registered holders will have rights under the applicable indenture.

Provisions Applicable to Both Senior and Subordinated Debt Securities

General

The debt securities will represent our unsecured senior or subordinated obligations and may be issued from time to time in one or more series. A prospectus supplement, information incorporated by reference or related free writing prospectus, as applicable, relating to any series of debt securities offered by Boyd Gaming will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and classification of the debt securities;

•	any limit on the total principal amount of the debt securities;

•	the person to whom any interest shall be payable, if other than the person in whose name the debt securities is registered;

•	the price or prices at which the debt securities will be issued;

•	the dates on which the debt securities will mature;

•	the interest rate or the method for determining the rate that the debt securities will bear and the date from which any interest will accrue;

•	the interest payment dates for the debt securities;

•	any mandatory or optional sinking fund or analogous provisions;

•	the place where we will pay, or the method of payment of, principal, premium and interest on the debt securities;

•	whether such debt securities will be guaranteed and the terms of such guarantees;

•	whether such debt securities will be convertible into, or exercisable or exchangeable for, common stock or preferred stock;

•	whether such debt securities of a series will be exchangeable for debt securities of the same series or of a different series;

•	any mandatory or optional redemption periods and prices;

•	the currency or currencies in which we will pay principal, premium and interest on the debt securities;

•	the portion of the principal amount of the debt securities, if other than the principal amount thereof, payable upon acceleration of maturity thereof;

•	the manner in which we will determine the amounts of principal, premium or interest payments on the debt securities if these amounts may be determined by reference to an index or based on a formula;

•	if Boyd Gaming has elected not to apply the defeasance section of the indenture to the debt securities;

•	the security registrar and the paying agent for the debt securities;

•	whether the debt securities will be issued in the form of one or more “global securities”, and if so, the depositary for that security or securities and information with respect to book-entry procedures;

•	any covenants of Boyd Gaming with respect to a series of debt securities; and

•	any other terms of the debt securities.

The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement, documents incorporated by reference or related free writing prospectus. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or Boyd Gaming, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities and any restrictions on conversion.

Unless otherwise indicated in the prospectus supplement, information incorporated by reference or related free writing prospectus, the debt securities will be issued in registered form, without coupons, and in denominations of $1,000 and any integral multiple of $1,000.

To the extent applicable, we will also describe any special provisions for the payment of additional amounts with respect to the debt securities in a prospectus supplement, information incorporated by reference or related free writing prospectus.

We may issue debt securities at a discount below their stated principal amount, creating original issue discount, or OID, for United States federal income tax purposes. Even if we do not issue the debt securities below their stated principal amount, the debt securities may be deemed to have been issued with OID for such purposes because of certain interest payment characteristics. We will describe in a prospectus supplement, information incorporated by reference or related free writing prospectus the material United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount, and will describe the material United States federal income tax considerations that may be applicable to the particular debt securities.

The debt securities will represent our general unsecured obligations. Since we are a holding company, our ability to meet our obligations under the indentures and the debt securities will be dependent on the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or to advance funds to us.

All existing and future debt and other liabilities of Boyd Gaming’s subsidiaries who are not guarantors, including the claims of trade creditors, secured creditors and creditors holding debt and guarantees issued by such subsidiaries, and claims of preferred stockholders, if any, of such subsidiaries, will be effectively senior to the securities issued under the indentures. Boyd Gaming could be dependent on the earnings of any such subsidiaries and the distribution of those earnings to Boyd Gaming could be limited by statutory and contractual restrictions or other business considerations.

Debt securities issued under the indentures will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness.

Although the indentures may contain limitations on the amount of additional indebtedness which Boyd Gaming and its restricted subsidiaries may incur, the amounts of such indebtedness could still be substantial and, in any case, such indebtedness may be secured debt, senior debt or indebtedness of its subsidiaries.

Provisions Applicable Solely to Senior Debt Securities

We may issue senior debt securities under the senior debt indenture. As to the right of payment of principal (and any premium) and interest, each series of senior debt securities will rank equally with each other series issued under the senior debt indenture and will rank senior to all subordinated debt securities that may be issued.

Provisions Applicable Solely to Subordinated Debt Securities

Debt securities issued under the base subordinated debt indenture will be subordinated unsecured obligations of Boyd Gaming. These debt securities may be designated as “senior subordinated” or “subordinated.” The payment of the principal of, and premium, if any, and interest on, the debt securities is subordinated in right of payment, as set forth in the indenture and described in any applicable prospectus supplement, information incorporated by reference or related free writing prospectus to the payment when due of all senior debt of Boyd Gaming. Debt securities issued under the subordinated debt indenture will rank subordinate in right of payment to all existing and future senior debt, equal with all existing and future senior subordinated debt to the extent senior subordinated debt securities are issued under the indenture, equal with each other series issued under the subordinated debt indenture, except to the extent specifically provided in the indenture and described in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus and senior to any future indebtedness of Boyd Gaming that is specifically subordinated to such securities.

Guarantees

Payment of the principal of, premium, if any, and interest on any debt securities may be guaranteed by one or more of our subsidiaries. Such guarantees will be full, unconditional, and irrevocable, and will be joint and several, unless provided otherwise in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus. The other terms of any such guarantees, including any limitations thereon and the terms of release and discharge of any guarantor therefrom, will be described in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase debt securities, common stock, preferred stock or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference or related free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement information, incorporated by reference or related free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, which we will file with the SEC for incorporation by reference into this prospectus. See “Available Information” and “Incorporation by Reference” for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference or related free writing prospectus, may describe the terms of any warrants that we may offer, including but not limited to the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies that investors may use to pay for the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	if applicable, the terms of redemption of the warrants;

•	the identity of the warrant agent, if any;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or related free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus.

Warrants may be exercised as set forth in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, information incorporated by reference or related free writing prospectus, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our debt securities, common stock, preferred stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all which will be set forth in the relevant offering material. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, information incorporated by reference or related free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement, information incorporated by reference, or related free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of rights in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus is subject to and is qualified in its entirety by reference to the rights agreement and the rights certificates. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights. See “Available Information” and “Incorporation by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or related free writing prospectus may describe:

•	in the case of a distribution of rights to our stockholders, the date of determining the stockholders entitled to the rights distribution;

•	in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for the underlying debt securities, common stock, preferred stock or other securities upon the exercise of the rights;

•	the number and terms of the underlying debt securities, common stock, preferred stock or other securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including, but not limited to, the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The provisions described in this section, as well as those described under “Description of Debt Securities” and “Description of Capital Stock” above, will apply, as applicable, to any rights we offer.

DESCRIPTION OF UNITS

General

We may issue units composed of any combination of our debt securities, common stock, preferred stock and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or related free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement or information incorporated by reference will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file these documents with the SEC for incorporation by reference into this prospectus, as applicable. See “Available Information” and “Incorporation by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or related free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Capital Stock” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the years ended December 31, 2014, 2013, 2012, 2011 and 2010. For purposes of computing this ratio, “earnings” consist of income before income taxes and income/(loss) from unconsolidated affiliates, plus fixed charges (excluding capitalized interest) and distributed income of equity investees. “Fixed charges” include interest whether expensed or capitalized, amortization of debt expense, discount, or premium related to indebtedness (included in interest expense), and such portion of rental expense that we deem to be a reasonable representation of the interest factor.

	Year ended December 31,
	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	—	—	—	—	1.1x
Deficiency of earnings to fixed charges (in millions)	$43.4	$117.1	$1,139.9	$10.8	—

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus, we intend to use the net proceeds from the sale of securities for general corporate purposes.

GOVERNMENTAL GAMING REGULATION

We are subject to a variety of regulations in the jurisdictions in which we operate. Regulatory authorities at the federal, state and local levels have broad powers with respect to the licensing of casino operations and may revoke, suspend, condition or limit our gaming or other licenses, impose substantial fines and take other actions, any one of which could have a significant effect on our business, financial condition and results of operations. A detailed description of the governmental gaming regulations to which we are subject is included in Exhibit 99.2 to our Annual Report on Form 10-K for the year ended December 31, 2014 and hereby incorporated by reference herein. If additional gaming regulations are adopted in a jurisdiction in which we operate, such regulations could impose restrictions or costs that could have a significant adverse effect on us. From time to time, various proposals have been introduced in the legislatures of some of the jurisdictions in which we have existing or planned operations that, if enacted, could adversely affect the tax, regulatory, operational or other aspects of the gaming industry and our company.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, directly to one or more purchasers, through a rights offering, or otherwise. We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or related free writing prospectus, including:

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or related free writing prospectus are underwriters of the securities offered thereby.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the New York Stock Exchange or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or related free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus, and the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or related free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or related free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification against specified liabilities, including liabilities incurred under the Securities Act, or to contribution to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or related free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

All securities we offer other than common stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from Boyd Gaming Corporation’s Annual Report on Form 10-K and the effectiveness of Boyd Gaming Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Unless stated otherwise in an applicable prospectus supplement, McDonald Carano Wilson LLP will pass upon the validity of the securities offered pursuant to this prospectus for us.

Common Stock

Preferred Stock

Debt Securities

Guarantees

Warrants

Rights

Units

PROSPECTUS

The date of this prospectus is May 1, 2015.

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses (other than underwriting discounts and commissions) to be incurred by Boyd Gaming Corporation in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee	$	*
Legal fees and expenses		+
Blue Sky fees and expenses (including counsel fees)		+
Listing fee		+
Accounting fees and expenses		+
Printing fees		+
Trustee fees and expenses		+
Miscellaneous		+

Total	$	+

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
+	Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers

Under Sections 78.7502, 78.751 and 78.752 of the Nevada Revised Statutes, Boyd Gaming Corporation has broad powers to indemnify and insure its directors and officers against liabilities they may incur in their capacities as such.

Article IX of Boyd Gaming Corporation’s amended and restated articles of incorporation and Article 10 of Boyd Gaming Corporation’s amended and restated bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by law. Boyd Gaming Corporation also has entered into indemnification agreements with its executive officers and directors and provides indemnity insurance pursuant to which directors and officers are indemnified or insured against liability or loss under certain circumstances which may include liability, or related loss under the Securities Act and the Exchange Act.

Item 16. Exhibits

Exhibit No.	Description

1.1*	Form of Underwriting Agreement with respect to Debt Securities

1.2*	Form of Underwriting Agreement with respect to Common Stock

1.3*	Form of Underwriting Agreement with respect to Preferred Stock

1.4*	Form of Underwriting Agreement with respect to Warrants

1.5*	Form of Underwriting Agreement with respect to Units

3.1	Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on May 24, 2006)

Exhibit No.	Description

3.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on March 27, 2013)

4.1	Form of Indenture (including Form of Senior Debt Securities) with respect to Senior Debt Securities

4.2	Form of Indenture (including Form of Subordinated Debt Securities) with respect to Subordinated Debt Securities

4.3	Form of Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.6 of the Registrant’s Automatic Shelf Registration Statement on Form S-3 dated December 16, 2005)

4.4*	Form of Specimen Preferred Stock Certificate

4.5*	Form of Certificate of Designation of Preferred Stock

4.6*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Debt Securities

4.7*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Common Stock

4.8*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Preferred Stock

4.9*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Units

4.10*	Form of Unit Agreement (including Unit Certificate)

4.11*	Form of Rights Agreement (including Form of Rights Certificate)

5.1	Opinion of McDonald Carano Wilson LLP

12.1	Statement regarding computation of ratio of earnings to fixed charges

23.1	Consent of McDonald Carano Wilson LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1	Powers of Attorney (included on applicable signature pages to this registration statement)

25.1**	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Debt Trustee (to be filed prior to any issuance of Senior Debt Securities)

25.2**	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Debt Trustee (to be filed prior to any issuance of Subordinated Debt Securities)

*	To be filed as an amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference into this registration statement.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.

Item	17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

The undersigned registrant hereby undertakes: (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 1st day of May 2015.

BOYD GAMING CORPORATION

By:	/s/ Anthony D. McDuffie
Name:	Anthony D. McDuffie
Title:	Vice President and Chief Accounting Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith E. Smith, Josh Hirsberg, Anthony D. McDuffie and Brian A. Larson, and each of them, his attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd	Executive Chairman of the Board of Directors and Director	May 1, 2015
William S. Boyd

/s/ Marianne Boyd Johnson	Vice Chairman of the Board of Directors,	April 29, 2015
Marianne Boyd Johnson	Executive Vice President and Director

/s/ Keith E. Smith	President, Chief Executive Officer and Director	May 1, 2015
Keith E. Smith	(Principal Executive Officer)

/s/ Josh Hirsberg	Senior Vice President,	May 1, 2015
Josh Hirsberg	Chief Financial Officer and Treasurer

/s/ Robert L. Boughner	Executive Vice President,	May 1, 2015
Robert L. Boughner	Chief Business Development Officer and Director

/s/ William R. Boyd	Vice President and Director	April 27, 2015
William R. Boyd

/s/ John R. Bailey	Director	April 28, 2015
John R. Bailey

/s/ Richard E. Flaherty	Director	April 29, 2015
Richard E. Flaherty

/s/ Billy G. McCoy	Director	May 1, 2015
Billy G. McCoy

/s/ Christine J. Spadafor	Director	May 1, 2015
Christine J. Spadafor

/s/ Peter M. Thomas	Director	May 1, 2015
Peter M. Thomas

/s/ Paul W. Whetsell	Director	May 1, 2015
Paul W. Whetsell

/s/ Veronica J. Wilson	Director	May 1, 2015
Veronica J. Wilson

/s/ Anthony D. McDuffie	Vice President and Chief Accounting Officer	May 1, 2015
Anthony D. McDuffie	(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 1st day of May 2015.

CALIFORNIA HOTEL AND CASINO

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith E. Smith, Josh Hirsberg, Anthony D. McDuffie and Brian A. Larson, and each of them, his attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd	Director	May 1, 2015
William S. Boyd

/s/ Marianne Boyd Johnson	Senior Vice President and Director	May 1, 2015
Marianne Boyd Johnson

/s/ Keith E. Smith	President and Director	May 1, 2015
Keith E. Smith	(Principal Executive Officer)

/s/ Josh Hirsberg	Treasurer	May 1, 2015
Josh Hirsberg	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 1st day of May 2015.

SAM-WILL, INC.

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith E. Smith, Josh Hirsberg, Anthony D. McDuffie and Brian A. Larson, and each of them, his attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd	Director	May 1, 2015
William S. Boyd

/s/ Marianne Boyd Johnson	Senior Vice President and Director	May 1, 2015
Marianne Boyd Johnson

/s/ Keith E. Smith	President and Director	May 1, 2015
Keith E. Smith	(Principal Executive Officer)

/s/ Josh Hirsberg	Treasurer	May 1, 2015
Josh Hirsberg	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 1st day of May 2015.

M.S.W., INC.

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith E. Smith, Josh Hirsberg, Anthony D. McDuffie and Brian A. Larson, and each of them, his attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd	Director	May 1, 2015
William S. Boyd

/s/ Marianne Boyd Johnson	Senior Vice President and Director	May 1, 2015
Marianne Boyd Johnson

/s/ Keith E. Smith	President and Director	May 1, 2015
Keith E. Smith	(Principal Executive Officer)

/s/ Josh Hirsberg	Treasurer	May 1, 2015
Josh Hirsberg	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 1st day of May 2015.

CALIFORNIA HOTEL FINANCE CORPORATION

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith E. Smith, Josh Hirsberg, Anthony D. McDuffie and Brian A. Larson, and each of them, his attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd	Director	May 1, 2015
William S. Boyd

/s/ Marianne Boyd Johnson	Vice President and Director	May 1, 2015
Marianne Boyd Johnson

/s/ Keith E. Smith	President and Director	May 1, 2015
Keith E. Smith	(Principal Executive Officer)

/s/ Josh Hirsberg	Treasurer	May 1, 2015
Josh Hirsberg	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 1st day of May 2015.

BOYD ATLANTIC CITY, INC.

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith E. Smith, Josh Hirsberg, Anthony D. McDuffie and Brian A. Larson, and each of them, his attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd	Director	May 1, 2015
William S. Boyd

/s/ Marianne Boyd Johnson	Vice President and Director	May 1, 2015
Marianne Boyd Johnson

/s/ Keith E. Smith	President and Director	May 1, 2015
Keith E. Smith	(Principal Executive Officer)

/s/ Josh Hirsberg	Vice President and Treasurer	May 1, 2015
Josh Hirsberg	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 1st day of May 2015.

PAR-A-DICE GAMING CORPORATION

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith E. Smith, Josh Hirsberg, Anthony D. McDuffie and Brian A. Larson, and each of them, his attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd	Director	May 1, 2015
William S. Boyd

/s/ Marianne Boyd Johnson	Vice President and Director	May 1, 2015
Marianne Boyd Johnson

/s/ Keith E. Smith	President and Director	May 1, 2015
Keith E. Smith	(Principal Executive Officer)

/s/ Josh Hirsberg	Treasurer	May 1, 2015
Josh Hirsberg	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 1st day of May 2015.

BOYD TUNICA, INC.

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith E. Smith, Josh Hirsberg, Anthony D. McDuffie and Brian A. Larson, and each of them, his attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd	Director	May 1, 2015
William S. Boyd

/s/ Marianne Boyd Johnson	Senior Vice President and Director	May 1, 2015
Marianne Boyd Johnson

/s/ Keith E. Smith	President and Director	May 1, 2015
Keith E. Smith	(Principal Executive Officer)

/s/ Josh Hirsberg	Treasurer	May 1, 2015
Josh Hirsberg	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 1st day of May 2015.

BLUE CHIP CASINO, LLC

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith E. Smith, Josh Hirsberg, Anthony D. McDuffie and Brian A. Larson, and each of them, his attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd	Manager	May 1, 2015
William S. Boyd

/s/ Marianne Boyd Johnson	Executive Vice President and Manager	May 1, 2015
Marianne Boyd Johnson

/s/ Keith E. Smith	President and Manager	May 1, 2015
Keith E. Smith	(Principal Executive Officer)

/s/ Josh Hirsberg	Treasurer	May 1, 2015
Josh Hirsberg	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 1st day of May 2015.

TREASURE CHEST CASINO, L.L.C.

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith E. Smith, Josh Hirsberg, Anthony D. McDuffie and Brian A. Larson, and each of them, his attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd	Manager	May 1, 2015
William S. Boyd

/s/ Marianne Boyd Johnson	Vice President and Manager	May 1, 2015
Marianne Boyd Johnson

/s/ Keith E. Smith	President, Chief Executive Officer and Manager	May 1, 2015
Keith E. Smith	(Principal Executive Officer)

/s/ Josh Hirsberg	Treasurer	May 1, 2015
Josh Hirsberg	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 1st day of May 2015.

BOYD LOUISIANA RACING, L.L.C

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith E. Smith, Josh Hirsberg, Anthony D. McDuffie and Brian A. Larson, and each of them, his attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd	Manager	May 1, 2015
William S. Boyd

/s/ Marianne Boyd Johnson	Senior Vice President and Manager	May 1, 2015
Marianne Boyd Johnson

/s/ Keith E. Smith	President and Manager	May 1, 2015
Keith E. Smith	(Principal Executive Officer)

/s/ Josh Hirsberg	Treasurer	May 1, 2015
Josh Hirsberg	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 1st day of May 2015.

BOYD RACING, L.L.C.

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith E. Smith, Josh Hirsberg, Anthony D. McDuffie and Brian A. Larson, and each of them, his attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd	Manager	May 1, 2015
William S. Boyd

/s/ Marianne Boyd Johnson	Vice President and Manager	May 1, 2015
Marianne Boyd Johnson

/s/ Keith E. Smith	President and Manager	May 1, 2015
Keith E. Smith	(Principal Executive Officer)

/s/ Josh Hirsberg	Treasurer	May 1, 2015
Josh Hirsberg	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 1st day of May 2015.

RED RIVER ENTERTAINMENT OF SHREVEPORT, LLC

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith E. Smith, Josh Hirsberg, Anthony D. McDuffie and Brian A. Larson, and each of them, his attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd	Manager	May 1, 2015
William S. Boyd

/s/ Marianne Boyd Johnson	Vice President and Manager	May 1, 2015
Marianne Boyd Johnson

/s/ Keith E. Smith	President and Manager	May 1, 2015
Keith E. Smith	(Principal Executive Officer)

/s/ Josh Hirsberg	Treasurer	May 1, 2015
Josh Hirsberg	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 1st day of May 2015.

COAST CASINOS, INC.

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith E. Smith, Josh Hirsberg, Anthony D. McDuffie and Brian A. Larson, and each of them, his attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd	Director	May 1, 2015
William S. Boyd

/s/ Marianne Boyd Johnson	Senior Vice President and Director	May 1, 2015
Marianne Boyd Johnson

/s/ Keith E. Smith	President and Director	May 1, 2015
Keith E. Smith	(Principal Executive Officer)

/s/ Josh Hirsberg	Treasurer	May 1, 2015
Josh Hirsberg	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 1st day of May 2015.

COAST HOTELS AND CASINOS, INC.

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith E. Smith, Josh Hirsberg, Anthony D. McDuffie and Brian A. Larson, and each of them, his attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd	Director	May 1, 2015
William S. Boyd

/s/ Marianne Boyd Johnson	Senior Vice President and Director	May 1, 2015
Marianne Boyd Johnson

/s/ Keith E. Smith	President and Director	May 1, 2015
Keith E. Smith	(Principal Executive Officer)

/s/ Josh Hirsberg	Treasurer	May 1, 2015
Josh Hirsberg	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 1st day of May 2015.

BOYD BILOXI, LLC

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith E. Smith, Josh Hirsberg, Anthony D. McDuffie and Brian A. Larson, and each of them, his attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd	Manager	May 1, 2015
William S. Boyd

/s/ Marianne Boyd Johnson	Senior Vice President and Manager	May 1, 2015
Marianne Boyd Johnson

/s/ Keith E. Smith	President and Manager	May 1, 2015
Keith E. Smith	(Principal Executive Officer)

/s/ Josh Hirsberg	Treasurer	May 1, 2015
Josh Hirsberg	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 1st day of May 2015.

BOYD ACQUISITION, LLC

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith E. Smith, Josh Hirsberg, Anthony D. McDuffie and Brian A. Larson, and each of them, his attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd	Manager	May 1, 2015
William S. Boyd

/s/ Marianne Boyd Johnson	Senior Vice President and Manager	May 1, 2015
Marianne Boyd Johnson

/s/ Keith E. Smith	President and Manager	May 1, 2015
Keith E. Smith	(Principal Executive Officer)

/s/ Josh Hirsberg	Senior Vice President and Treasurer	May 1, 2015
Josh Hirsberg	(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement with respect to Debt Securities

1.2*	Form of Underwriting Agreement with respect to Common Stock

1.3*	Form of Underwriting Agreement with respect to Preferred Stock

1.4*	Form of Underwriting Agreement with respect to Warrants

1.5*	Form of Underwriting Agreement with respect to Units

3.1	Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on May 24, 2006)

3.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on March 27, 2013)

4.1	Form of Indenture (including Form of Senior Debt Securities) with respect to Senior Debt Securities

4.2	Form of Indenture (including Form of Subordinated Debt Securities) with respect to Subordinated Debt Securities

4.3	Form of Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.6 of the Registrant’s Automatic Shelf Registration Statement on Form S-3 dated December 16, 2005)

4.4*	Form of Specimen Preferred Stock Certificate

4.5*	Form of Certificate of Designation of Preferred Stock

4.6*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Debt Securities

4.7*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Common Stock

4.8*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Preferred Stock

4.9*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Units

4.10*	Form of Unit Agreement (including Unit Certificate)

4.11*	Form of Rights Agreement (including Form of Rights Certificate)

5.1	Opinion of McDonald Carano Wilson LLP

12.1	Statement regarding computation of ratio of earnings to fixed charges

23.1	Consent of McDonald Carano Wilson LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1	Powers of Attorney (included on applicable signature pages to this registration statement)

25.1**	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Debt Trustee (to be filed prior to any issuance of Senior Debt Securities)

25.2**	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Debt Trustee (to be filed prior to any issuance of Subordinated Debt Securities)

*	To be filed as an amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference into this registration statement.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.